UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 2007


                            Techprecision Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                       0-51378               51-0539828
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(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
     of incorporation)                                       Identification No.)

       Bella Drive, Westminster, Massachusetts                   01473
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        (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02 Termination of a Material Agreement.

      On January 29, 2007, the management agreement dated February 25, 2006 between the Company and Techprecision LLC was terminated as of December 31, 2006. In connection with the termination, the Company made a payment of $16,667 on or about January 15, 2007 and the Company agreed to make eight monthly payments of $9,167 to Techprecision LLC, commencing February 15, 2007 and ending on September 15, 2007.

      As a result of the termination of the management agreement, Mr. Reindl no longer receives compensation through Techprecision LLC, and the Company is paying Mr. James G. Reindl, the Company's chief executive officer, directly for his services as chief executive officer. Mr. Reindl now receives salary of $160,000 per annum. Mr. Reindl is negotiating an employment agreement with the Company's compensation committee.


Item 9.01  Financial Statements and Exhibits.


      Exhibits

      99.1 Letter agreement dated January , 2007 between Techprecision Corporation and Techprecision LLC


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        TECHPRECISION CORPORATION
                                                 (Registrant)


Date: February 7, 2007                   /s/ James G. Reindl
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                                         James G. Reindl, Chairman